Exhibit 99.1

Press Release

IRET INVESTORS REAL ESTATE TRUST FOR IMMEDIATE RELEASE	CONTACT INFO Michelle R. Saari Investors Real Estate Trust PO Box 1988 12 Main Street S Minot, North Dakota 58701 phone: 701.837.4738 fax: 701.838.7785 email: msaari@iret.com

Date:  June 30, 2008

INVESTORS REAL ESTATE TRUST
ANNOUNCES FINANCIAL AND OPERATING RESULTS
FOR THE YEAR AND QUARTER ENDED APRIL 30, 2008

Minot, ND – Investors Real Estate Trust (IRET) (ticker: IRET and IRETP; exchange: NASDAQ Global Select Market) reported financial and operating results today for the year and quarter ended April 30, 2008.

During the fourth quarter of fiscal year 2008, IRET’s revenues increased from the year-earlier period, due primarily to property acquisitions and a decrease in the level of tenant concessions offered.  Funds From Operations (FFO)1 increased on an absolute basis from the year-earlier period, but declined slightly on a per share and unit basis, primarily due to dilution following the Company’s October 2007 public offering of 6.9 million common shares.  Net income declined from the year-earlier period, primarily due to the effect of a gain on sale included within discontinued operations in the three and twelve months ended April 30, 2007.  For the three month period ended April 30, 2008, as compared to the same period of the prior fiscal year:

•	Revenues increased to $59.0 million from $53.7 million.

•
FFO increased to $17.1 million on approximately 78,195,000 weighted average shares and units outstanding, from $15.3 million on approximately 67,284,000 weighted average shares and units outstanding ($.22 per share and unit compared to $.23 per share and unit).

•	Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was $2.7 million, compared to $3.4 million.

For the twelve month period ended April 30, 2008, as compared to the same period of the prior fiscal year:

•	Revenues increased to $221.2 million from $197.5 million.

•
FFO increased to $64.2 million on approximately 73,477,000 weighted average shares and units outstanding, from $57.0 million on approximately 64,689,000 weighted average shares and units outstanding ($.87 per share and unit compared to $.88 per share and unit).

•	Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was $9.7 million, compared to $11.7 million.

______________________________
1 The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding gains/losses from sales of property plus real estate depreciation and amortization.  We consider FFO to be a standard supplemental measure for equity real estate investment trusts because it facilitates an understanding of the operating performance of properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results.

i

Operating Results

Net Operating Income (NOI)2 from stabilized properties3 increased 1.2%, or $329,000, during the three months ended April 30, 2008, compared to the same period one year ago.  NOI from stabilized properties increased in all of our segments except Commercial Office and Commercial Industrial. Multi-Family Residential increased 4.2%, Commercial Medical increased 4.3% and Commercial Retail increased 2.0%.  Commercial Office and Commercial Industrial decreased 0.8% and 17.0%, respectively.  NOI from stabilized properties increased 0.8%, or $876,000, for the twelve months ended April 30, 2008, compared to the twelve months ended April 30, 2007.

Economic occupancy4 levels on a stabilized property basis declined in all but one of our reportable segments during the three months ended April 30, 2008, compared to the three months ended April 30, 2007. Economic occupancy levels on an all-property basis declined in all reportable segments during the three months ended April 30, 2008, compared to the three months ended April 30, 2007.  Economic occupancy rates on a stabilized property and all-property basis for the three months ended April 30, 2008, as compared to the three months ended April 30, 2007, were as follows:

Economic Occupancy Levels on a Stabilized Property and All-Property Basis:

Segments	Stabilized Properties		All Properties
	4th QTR	4th QTR	4th QTR	4th QTR
	2008	2007	2008	2007
Multi-Family Residential	92.8%	92.4%	92.1%	92.5%
Commercial Office	89.6%	90.5%	90.8%	92.4%
Commercial Medical	95.2%	96.3%	96.1%	96.3%
Commercial Industrial	94.7%	97.4%	95.9%	97.8%
Commercial Retail	87.9%	89.3%	88.2%	89.6%

For 4th Quarter 2008 and 4th Quarter 2007, stabilized properties excluded:
Multi-Family Residential –
17 South Main Apartments, Minot, ND; Arbors Apartments, S. Sioux City, NE; Indian Hills, Sioux City, IA; Quarry Ridge Apartments, Rochester, MN; Rum River Apartments, Isanti, MN; St. Cloud Student Housing, St. Cloud, MN; Cottonwood IV Apartments, Bismarck, ND and Greenfield Apartments, Omaha, NE.

Commercial Office -
17 South Main, Minot, ND; Corporate Center West, Omaha, NE; Farnam Executive Center, Omaha, NE; Flagship, Eden Prairie, MN; Gateway Corporate, Woodbury, MN; Highlands Ranch I, Highlands Ranch, CO; Miracle Hills One, Omaha, NE; Pacific Hills, Omaha, NE; Riverport, Maryland Heights, MO; Timberlands, Leawood, KS; Woodlands Plaza, Maryland Heights, MO; 610 Business Center, Brooklyn Park, MN; Intertech, Fenton, MO and Plymouth 5095, Plymouth, MN.

Commercial Medical -
2828 Chicago Avenue, Minneapolis, MN; Fox River Cottages, Grand Chute, WI; St. Michaels, St. Michael, MN; Barry Point, Kansas City, MO; Edgewood Vista Billings, Billings, MT; Edgewood Vista East Grand Forks, East Grand Forks, MN; Edgewood Vista Sioux Falls, Sioux Falls, SD; Edina 6405 France Medical, Edina, MN; Edina 6363 France Medical, Edina, MN; Minneapolis 701 25th Ave Medical (Riverside), Minneapolis, MN; Burnsville 303 Nicollet Medical (Ridgeview), Burnsville, MN; Burnsville 305 Nicollet Medical (Ridgeview South), Burnsville, MN; Eagan 1440 Duckwood Medical, Eagan, MN; Edgewood Vista Belgrade, Belgrade, MT; Edgewood Vista Columbus, Columbus, NE; Edgewood Vista Fargo, Fargo, ND; Edgewood Vista Grand Island, Grand Island, NE and Edgewood Vista Norfolk, Norfolk, NE.

Commercial Industrial -
Bloomington 2000, Bloomington, MN; Roseville 2929, Roseville, MN; Cedar Lake Business Center, St. Louis Park, MN; Urbandale, Urbandale, IA; Woodbury 1865, Woodbury, MN and Eagan 3785 & 2795 Highway 55, Eagan, MN.

Commercial Retail -	17 South Main, Minot, ND; Dakota West Plaza, Minot, ND and Weston Walgreens, Weston, WI.

Also excluded from stabilized properties in Q4 2008 and Q4 2007 are sold properties:
Multi-Family Residential -	Park East Apartments, Fargo, ND; Clearwater apartments, Boise, ID; 405 Grant Avenue Apartments, Harvey, ND and Sweetwater – Green Acres 1&2 Apartments, Devils Lake, ND.
Commercial Office -	Minnetonka Office Building, Minnetonka, MN.
Commercial Medical -	Wedgewood Sweetwater, Lithia Springs, GA.
Commercial Retail -	Glencoe C-Store, Glencoe, MN; Faribault Checker, Faribault, MN; Long Prairie C-Store, Long Prairie, MN; Paynesville C-Store, Paynesville, MN and Prior Lake I & III Strip Center, Prior Lake, MN.
Unimproved Land -	Long Prairie Unimproved Land, Long Prairie, MN.
______________________________
2 We measure the performance of our segments based on NOI, which we define as total revenues less property operating expenses and real estate taxes.  We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust’s operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense.  NOI does not represent cash generated by operating activities in accordance with GAAP, and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.
3 Stabilized properties are those properties owned for the entirety of both periods being compared.  While results presented on a stabilized property basis are not determined in accordance with GAAP, management believes that measuring performance on a stabilized property basis is useful to investors and to management because it enables evaluation of how the Company’s properties are performing year over year.
4 Economic occupancy represents actual rental revenues recognized for the period indicated as a percentage of scheduled rental revenues for the period.  Percentage rents, tenant concessions, straightline adjustments and expense reimbursements are not considered in computing either actual revenues or scheduled rent revenues.

Acquisition and Disposition Activity

During the fourth quarter of fiscal year 2008, IRET acquired eight senior housing facilities, six medical office properties and an office/warehouse facility for a total of approximately $103.1 million, excluding closing and other transaction costs.  The Company had no material dispositions in the first three quarters of fiscal year 2008; in the fourth quarter of fiscal year 2008, the Company sold its Sweetwater Apartments in Devils Lake, North Dakota, for a sales price of $940,000, and recognized a gain on sale of approximately $510,000.  The following table details the Company’s acquisitions during the three months ended April 30, 2008:

(in thousands)
Fourth Quarter Fiscal Year 2008 Acquisitions	Acquisition Cost

Commercial Property - Medical (including senior housing)
11,800 sq. ft./28 beds Edgewood Vista Billings - Billings, MT	$4,250
18,488 sq. ft./36 beds Edgewood Vista East Grand Forks - East Grand Forks, MN	4,990
11,800 sq. ft./28 beds Edgewood Vista Sioux Falls - Sioux Falls, SD	3,350
55,478 sq. ft. Edina 6405 France Medical - Edina, MN*	13,615
70,934 sq. ft. Edina 6363 France Medical - Edina, MN*	13,360
57,212 sq. ft. Minneapolis 701 25th Ave Medical (Riverside - Minneapolis, MN*	8,000
53,466 sq. ft. Burnsville 303 Nicollet Medical (Ridgeview) - Burnsville, MN	8,800
36,199 sq. ft. Burnsville 305 Nicollet Medical (Ridgeview South) - Burnsville, MN	5,900
17,640 sq. ft. Eagan 1440 Duckwood Medical - Eagan, MN	2,325
5,192 sq. ft./13 beds Edgewood Vista Belgrade - Belgrade, MT	2,100
5,194 sq. ft./13 beds Edgewood Vista Columbus - Columbus, NE	1,450
168,801 sq. ft./185 beds Edgewood Vista Fargo - Fargo, ND	25,850
5,185 sq. ft./13 beds Edgewood Vista Grand Island - Grand Island, NE	1,400
5,135 sq. ft./13 beds Edgewood Vista Norfolk - Norfolk, NE	1,300

Commercial Property - Industrial
198,600 sq. ft. Eagan 2785 & 2795 Highway 55 - Eagan, MN	6,400

Total Property Acquisitions	$103,090

* Acquisition of leasehold interests only (air rights lease and ground leases)

Development Activity

The Company has several ongoing development projects.  As of April 30, 2008, IRET is engaged in the following development activity:

Southdale Medical Building Expansion Project: In July 2007, the Company signed a lease with an anchor tenant committing the Company to construct an approximately 27,750 square foot addition to the Company’s existing Southdale Medical Building located in Edina, Minnesota.  The estimated cost of this expansion project is approximately $10.9 million, including relocation, tenant improvement and leasing costs expected to be incurred to relocate tenants in the existing facility.  Construction began in September 2007, and the expansion project is scheduled for completion in July 2008. As of April 30, 2008, the Company has incurred approximately $5.5 million in construction costs for this expansion project.

IRET Corporate Plaza: During fiscal year 2007, the Company purchased an unimproved parcel of land in Minot, North Dakota, for approximately $1.8 million.  The Company is constructing a mixed-use project on this site, to consist of approximately 67 apartments and 60,100 rentable square feet of office and retail space.  The Company plans to move its Minot, North Dakota offices to this location, occupying approximately one-third of the proposed office/retail space.   Current estimates are that the project will be completed in the second quarter of the Company’s fiscal year 2009, at a total cost of approximately $20.7 million.  As of April 30, 2008, the Company has incurred approximately $9.2 million of the estimated construction cost of this project.

2828 Chicago Avenue Medical Building: In fiscal year 2006, IRET purchased an approximately 55,000 square foot, five-story medical office building located in Minneapolis, Minnesota.  During fiscal year 2007, IRET committed to construct an approximately 56,000 square foot medical office building adjacent to the existing structure, and an adjoining parking ramp, with a planned project completion date of August 2008 and an estimated total project cost of $15.7 million. As of April 30, 2008, approximately 73% of this new medical office building was pre-leased to two tenants.  Construction on the project began in August 2007, and as of April 30, 2008, the Company has incurred approximately $8.2 million in construction costs.

Shareholder Equity, Distributions and Capital Structure

On April 1, 2008, IRET paid a quarterly distribution of $0.1680 per share and unit on its common shares and limited partnership units of IRET Properties.  This was IRET’s 148th consecutive distribution at equal or increasing rates.  IRET also paid, on March 31, 2008, a quarterly distribution of $0.5156 per share on its Series A preferred shares.

As of April 30, 2008, IRET had a total capitalization of $1.9 billion.  Total capitalization is defined as the market value (closing price at end of period) of the Company’s outstanding common shares and the imputed market value of the outstanding limited partnership units of IRET Properties, plus the book value of the Company’s preferred shares and the outstanding principal balance of the consolidated debt of the Company.

Conference Call Information

The Conference Call for 4th Quarter Earnings is scheduled for Wednesday, July 2, 2008, at 9:00 A.M. Central Daylight Time.   In order to use the limited time available more efficiently, the Company requests that questions be submitted in advance, via e-mail to the attention of IRET’s Investor Relations Director at msaari@iret.com, by 5:00 p.m. Central Daylight Time on Tuesday, July 1, 2008.  During the question and answer period, priority will be given to addressing questions submitted in advance.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:

USA Toll Free Number: 1-800-860-2442

International Toll Free Number: 1-412-858-4600

A replay of the call will be archived on the “Investor Relations/Upcoming Events and Presentations” page of IRET’s website, http://www.iret.com, through Friday, July 18, 2008.  Questions regarding the conference call should be directed to IRET Investor Relations at msaari@iret.com.

About IRET

IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest.  IRET owns a diversified portfolio of properties consisting of 72 multi-family residential properties with 9,500 apartment units; and 65 office properties, 48 medical properties (including senior housing), 17 industrial properties and 33 retail properties with a total of approximately 11.5 million square feet of leasable space.  IRET’s distributions have increased every year for 37 consecutive years.  IRET common and preferred shares are publicly traded on the NASDAQ Global Select Market (symbols:  IRET and IRETP).  IRET’s press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results.  Such risks, uncertainties and other factors include, but are not limited to:  fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2007 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three months and twelve months ended April 30, 2008 and 2007

	Three Months Ended April 30		Twelve Months Ended April 30
	(in thousands, except per share data)
	2008	2007	2008	2007
REVENUE
Real estate rentals	$46,674	$43,792	$179,965	$162,410
Tenant reimbursement	12,288	9,874	41,205	35,128
TOTAL REVENUE	58,962	53,666	221,170	197,538
OPERATING EXPENSE
Interest	16,470	15,323	63,439	58,424
Depreciation/amortization related to real estate investments	13,537	11,802	50,042	44,419
Utilities	5,365	4,559	17,793	15,157
Maintenance	6,373	6,284	24,582	21,691
Real estate taxes	7,498	6,353	27,133	23,281
Insurance	700	619	2,624	2,377
Property management expenses	3,975	3,818	15,273	13,826
Administrative expenses	1,288	1,096	4,745	4,162
Advisory and trustee services	104	81	458	289
Other operating expenses	291	307	1,344	1,240
Amortization related to non-real estate investments	437	362	1,476	1,082
TOTAL OPERATING EXPENSE	56,038	50,604	208,909	185,948
Operating income	2,924	3,062	12,261	11,590
Interest income	449	541	2,095	1,944
Other non-operating income	222	154	665	721
Income before minority interest and discontinued operations and gain (loss) on sale of other investments	3,595	3,757	15,021	14,255
Gain (loss) on sale of other investments	38	(1)	42	(38)
Minority interest portion of operating partnership income	(833)	(921)	(3,524)	(3,217)
Minority interest portion of other partnerships’ loss	111	39	136	26
Income from continuing operations	2,911	2,874	11,675	11,026
Discontinued operations, net of minority interest	377	1,161	413	3,084
NET INCOME	3,288	4,035	12,088	14,110
Dividends to preferred shareholders	(593)	(593)	(2,372)	(2,372)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$2,695	$3,442	$9,716	$11,738
Earnings per common share from continuing operations	$.04	$.05	$.17	$.18
Earnings per common share from discontinued operations	.01	.02	.01	.06
NET INCOME PER COMMON SHARE – BASIC AND DILUTED	$.05	$.07	$.18	$.24

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INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS
for the three months and twelve months ended April 30, 2008 and 2007

	(in thousands, except per share amounts)
Three Months Ended April 30,	2008			2007
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)

Net income	$3,288			$4,035
Less dividends to preferred shareholders	(593)			(593)
Net income available to common shareholders	2,695	57,382	$.05	3,442	48,313	$.07
Adjustments:
Minority interest in earnings of unitholders	973	20,813		1,390	18,971
Depreciation and amortization(1)	13,910			12,119
Gain on depreciable property sales	(510)			(1,616)
Funds from operations applicable to common shares and units	$17,068	78,195	$.22	$15,335	67,284	$.23

	(in thousands, except per share amounts)
Twelve Months Ended April 30,	2008			2007
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)

Net income	$12,088			$14,110
Less dividends to preferred shareholders	(2,372)			(2,372)
Net income available to common shareholders	9,716	53,060	$.18	11,738	47,672	$.25
Adjustments:
Minority interest in earnings of unitholders	3,677	20,417		4,299	17,017
Depreciation and amortization(4)	51,303			45,559
Gain on depreciable property sales	(514)			(4,602)
Funds from operations applicable to common shares and units	$64,182	73,477	$.87	$56,994	64,689	$.88

(1)
Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $13,974 and $12,164, and depreciation/amortization from Discontinued Operations of $5 and $21, less corporate-related depreciation and amortization on office equipment and other assets of $69 and $66, for the three months ended April 30, 2008 and 2007, respectively.

(2)	UPREIT Units of the Operating Partnership are exchangeable for common shares of beneficial interest on a one-for-one basis.

(3)	Net income is calculated on a per share basis. FFO is calculated on a per share and unit basis.

(4)
Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments  and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $51,518 and $45,501, and depreciation/amortization from Discontinued Operations of $47 and $299, less corporate-related depreciation and amortization on office equipment and other assets of $262 and $241, for the twelve months ended April 30, 2008 and 2007, respectively.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three months and twelve months ended April 30, 2008 and 2007

	(in thousands)
Three Months Ended April 30, 2008	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$18,469	$22,216	$11,648	$2,974	$3,655	$58,962
Real estate expenses	9,063	9,916	3,180	694	1,058	23,911
Net operating income	$9,406	$12,300	$8,468	$2,280	$2,597	35,051
Interest						(16,470)
Depreciation/amortization						(13,974)
Administrative, advisory and trustee fees						(1,392)
Operating expenses						(291)
Non-operating income						671
Income before minority interest and discontinued operations and (loss) gain on sale of other investments						$3,595

	(in thousands)
Three Months Ended April 30, 2007	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$17,330	$21,054	$8,966	$2,453	$3,863	$53,666
Real estate expenses	8,487	9,047	2,379	454	1,266	21,633
Net operating income	$8,843	$12,007	$6,587	$1,999	$2,597	32,033
Interest						(15,323)
Depreciation/amortization						(12,164)
Administrative, advisory and trustee fees						(1,177)
Operating expenses						(307)
Non-operating income						695
Income before minority interest and discontinued operations and (loss) gain on sale of other investments						$3,757

	(in thousands)
Twelve Months Ended April 30, 2008	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$72,827	$84,042	$38,412	$11,691	$14,198	$221,170
Real estate expenses	34,637	36,206	9,756	2,529	4,277	87,405
Net operating income	$38,190	$47,836	$28,656	$9,162	$9,921	133,765
Interest						(63,439)
Depreciation/amortization						(51,518)
Administrative, advisory and trustee fees						(5,203)
Operating expenses						(1,344)
Non-operating income						2,760
Income before minority interest and discontinued operations and (loss) gain on sale of other investments						$15,021

	(in thousands)
Twelve Months Ended April 30, 2007	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$66,972	$73,603	$34,783	$8,091	$14,089	$197,538
Real estate expenses	31,454	30,475	8,675	1,253	4,475	76,332
Net operating income	$35,518	$43,128	$26,108	$6,838	$9,614	121,206
Interest						(58,424)
Depreciation/amortization						(45,501)
Administrative, advisory and trustee fees						(4,451)
Operating expenses						(1,240)
Non-operating income						2,665
Income before minority interest and discontinued operations and (loss) gain on sale of other investments						$14,255

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
April 30, 2008 and 2007

	(in thousands)
	April 30, 2008	April 30, 2007
ASSETS
Real estate investments
Property owned	$1,648,259	$1,489,287
Less accumulated depreciation	(219,379)	(180,544)
	1,428,880	1,308,743
Development in progress	22,856	3,498
Unimproved land	3,901	3,894
Mortgage loans receivable, net of allowance	541	399
Total real estate investments	1,456,178	1,316,534
Other assets
Cash and cash equivalents	53,481	44,516
Marketable securities – available-for-sale	420	2,048
Receivable arising from straight-lining of rents, net of allowance	14,113	12,558
Accounts receivable, net of allowance	4,163	3,171
Real estate deposits	1,379	735
Prepaid and other assets	349	568
Intangible assets, net of accumulated amortization	61,649	33,240
Tax, insurance, and other escrow	8,642	7,222
Property and equipment, net	1,467	1,458
Goodwill	1,392	1,397
Deferred charges and leasing costs, net	14,793	11,942
TOTAL ASSETS	$1,618,026	$1,435,389

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable and accrued expenses	$33,757	$28,995
Mortgages payable	1,063,858	951,139
Other	978	896
TOTAL LIABILITIES	1,098,593	981,030

COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST IN PARTNERSHIPS	12,609	12,925
MINORITY INTEREST OF UNITHOLDERS IN OPERATING PARTNERSHIP	161,818	156,465
(21,238,342 units at April 30, 2008 and 19,981,259 units at April 30, 2007)
SHAREHOLDERS’ EQUITY
Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at April 30, 2008 and April 30, 2007, aggregate liquidation preference of $28,750,000)	27,317	27,317
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 57,731,863 shares issued and outstanding at April 30, 2008, and 48,570,461 shares issued and outstanding at April 30, 2007)	440,187	354,495
Accumulated distributions in excess of net income	(122,498)	(96,827)
Accumulated other comprehensive loss	0	(16)
Total shareholders’ equity	345,006	284,969
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,618,026	$1,435,389